Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2025 with respect to the financial statements of Myomo, Inc. included in the Annual Report on Form 10-K of Myomo, Inc. for the year ended December 31, 2024.

/s/ Marcum LLP

New York, NY

October 13, 2026